UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive

Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

On December 30, 2016, Dana Incorporated (“Dana”) completed the sale of its subsidiary, Dana Companies, LLC (“DCLLC”), to Enstar Holdings (US) Inc. (“Enstar Holdings”), a subsidiary of Enstar Group Limited. The assets of DCLLC include, among others, insurance rights relating to coverage against liabilities associated with personal injury asbestos claims and marketable securities which together fund DCLLC’s obligations relating to those claims. The transaction is governed by a membership interest purchase agreement entered into between Dana and Enstar Holdings. The sale price for DCLLC’s membership interest was $91.5 million, subject to customary closing balance sheet adjustments. In connection with the transaction, Dana expects to recognize a pre-tax charge to net income approximating $72 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016

DANA INCORPORATED

By:	/s/ Marc S. Levin
Name:	Marc S. Levin
Title:	Senior Vice President, General Counsel and Secretary